Exhibit 10.3

November ___, 2017

We Sell Cellular LLC	BST Distribution, Inc.
171 Madison Avenue, 17th FL	171 Madison Avenue, 17th FL
New York, NY 10016	New York, NY 10016
Attention: Nikhil Raman, Manager	Attention: Nikhil Raman, Chairman

Re:	Amendments to Employment Agreement

Dear Nik:

Reference is made in this Letter Agreement (the “Letter Agreement”) to the Employment Agreement dated October 23, 2015 (the “Employment Agreement”), which I entered into with We Sell Cellular LLC and BST Distribution, Inc. I hereby acknowledge and agree that Section 4(a) of the Employment Agreement, including the Schedules 4(a)(1)(A), 4(a)(1)(B), 4(a)(2), and 4(a)(3) referenced therein, is hereby deleted and replaced in its entirety by the following:

For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $250,000 (the “Base Salary”) payable in accordance with the Company’s normal payroll practices. Payment of Base Salary may be made by either BST or We Sell.

I further acknowledge and agree that Section 4(b) of the Employment Agreement, including the Schedules 4(b)(1) and 4(b)(2) referenced therein, and Section 4(c) of the Employment Agreement are hereby deleted in their entirety, and Section 4(d) of the Employment Agreement is hereby deleted and replaced in its entirety by the following:

In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable documented travel, meals, and lodging, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers, except that no policy shall change the terms of this Agreement.

[Signatures to follow]

BST Distribution, Inc.

We Sell Cellular LLC

November ___, 2017

Very truly yours,

Acknowledged and agreed:

BST Distribution, Inc.

By:

We Sell Cellular LLC

By: Nikhil Raman, Manager

cc: Michael D. Harris, Esq.

[Signature page to Letter Agreement re: Amendments to Employment Agreement]